EXHIBIT A

APPALOOSA PARTNERS INC.

By:                              9/8/03
    ---------------------------  -------
    David A. Tepper              Date

APPALOOSA MANAGEMENT L.P.
By: Appaloosa Partners Inc., its general partner

By:                              9/8/03
    ---------------------------  -------
    David A. Tepper, President   Date


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
By: Appaloosa Management L.P., its general partner
By: Appaloosa Partners Inc., its general partner

By:                              9/8/03
    ---------------------------  -------
    David A. Tepper, President   Date


PALOMINO FUND LTD.
By: Appaloosa Management L.P., its investment adviser
By: Appaloosa Partners Inc., its general partner

By:                              9/8/03
    ---------------------------  -------
    David A. Tepper, President   Date


                             9/8/03
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David A. Tepper              Date